Pacific Select Fund NSAR 06-30-13

EXHIBIT 77Q1(e) COPIES OF ANY NEW OR AMENDED REGISTRANT
INVESTMENT ADVISORY CONTRACTS



The following documents are included in Registrant's Form Type N1A/B, Accession No. 0000950123-13-002992 filed on April 29, 2013, and incorporated by reference herein:

Schedule A to Advisory Agreement

Amendment No. 2 to POrtfolio Management Agreement - BlackRock Investment Management, LLC







The following documents are included in Registrant's Form Type N1A/A, Accession No. 0000950123-13-005319 filed on August 2, 2013, and incorporated by reference herein:

Advisory Fee Waiver Agreement - Floating Rate Loan Portfolio

Amendment No. 6 to Portfolio Management Agreement - PIMCO

Amendment No. 2 to Portfolio Management Agreement - UBS

Novation Agreement - Boston Management and Research

Amendment No. 2 to Subadvisory Agreement - Boston Management and
Research